UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

Behringer Harvard Short-Term Opportunity Liquidating Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2015, Behringer Harvard Short-Term Opportunity Liquidating Trust, successor in interest to Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the “Trust”, “we,” “our,” or “us”), entered into an agreement to sell its right in a back-end promoted interest in distributable cash related to the 2011 sale of 5050 Quorum in Dallas, Texas (“Promoted Interest”) to a related party of its managing trustee, Behringer Harvard Advisors II LP (“Managing Trustee”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 25, 2015, Behringer Harvard 1221 Coit LP, a 90% owned subsidiary of the Trust, sold approximately five acres of land (“1221 Coit Road Land”) in Plano, Texas, a suburb of Dallas, Texas to an unaffiliated buyer, Huey Investments, Inc. The contract sales price for 1221 Coit Road Land was $1.1 million, exclusive of closing costs.

On December 16, 2015 the Trust sold its remaining asset, its Promoted Interest, to a related party of the Managing Trustee. The contract sales price for the Promoted Interest, exclusive of closing costs, was $1.1 million. Proceeds were used to pay off existing indebtedness. The contract sales price for the Promoted Interest was based upon the fair market value of the asset as determined in accordance with the procedure provided in the Trust’s liquidating trust agreement pursuant to the terms and conditions for sales of trust assets to the Managing Trustee and its affiliates. In accordance with such procedures, the fair market value was based upon third party appraisal reports.

As a result of the sales, we have no remaining investments.

Item 8.01	Other Events.

On or about December 18, 2015, the Trust made a final liquidating distribution of approximately $12.8 million, or $1.19 per unit, to our unit holders of record as of December 17, 2015. This final distribution consists of the net cash proceeds from the dispositions of our final assets and all other cash available for distribution, after satisfaction of all contingent liabilities and reserves for payment of all remaining fund costs.

Item 9.01	Financial Statements and Exhibits.

(b)	Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto.

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Behringer Harvard Short-Term Opportunity Liquidating Trust

Unaudited Pro Forma Consolidated Financial Information

On September 25, 2015 the Registrant sold its 90% interest in 1221 Coit Road Land to an unaffiliated third party for a contract purchase price of $1.1 million, exclusive of closing costs. On December 16, 2015 the Registrant sold its Promoted Interest to its Managing Trustee, a related party, for a contract sales price of $1.1 million, exclusive of closing costs. A portion of the proceeds was used to pay off existing indebtedness. As a result of the sales, we have no remaining investments.

The following unaudited pro forma consolidated financial information gives effect to the disposition of the 1221 Coit Road Land and the Promoted Interest, including the receipt of proceeds from the sale. In our opinion, all material adjustments necessary to reflect the effects of the above transactions have been made.

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Behringer Harvard Short-Term Value Opportunity Liquidating Trust

Unaudited Pro Forma Consolidated Statement of Net Assets (Liquidation Basis)

As of December 31, 2014

(in thousands)

The following unaudited Pro Forma Consolidated Statement of Net Assets is presented as if we had disposed of the 1221 Coit Road Land and the Promoted Interest as of December 31, 2014. This Pro Forma Consolidated Statement of Net Assets should be read in conjunction with our Pro Forma Consolidated Statement of Changes in Net Assets and our historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2014. The Pro Forma Consolidated Statement of Net Assets is unaudited and is not necessarily indicative of what would have been realized had we completed the above transactions on December 31, 2014, nor does it purport to represent future results.

	December 31, 2014 As reported (a)	Sale of 1221 Coit Road Land (b)	Sale of 5050 Quorum (c)	Pro Forma
Assets
Real estate held for sale	$1,980	$(980)	$(1,000)	$-
Cash and cash equivalents	13,183	957	1,145	15,285
Accounts receivable, net	94	-	-	94
Prepaid expenses and other assets	77	-	-	77
Total assets	$15,334	$(23)	$145	$15,456

Liabilities
Note payable to related party	$1,000	-	-	1,000
Accounts payable	4	-	-	4
Payables to related parties	3	-	-	3
Accrued liabilities	223	(26)	-	197
Liability for estimated costs in excess of estimated receipts during liquidation	800	-	-	800
Total liabilities	2,030	(26)	-	2,004
Net assets in liquidation	$13,304	$3	$145	$13,452

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Behringer Harvard Short-Term Opportunity Liquidating Trust

Unaudited Pro Forma Consolidated Statement of Net Changes (Liquidation Basis)

For the Year Ended December, 31, 2014

(in thousands)

The following unaudited Pro Forma Consolidated Statement of Changes in Net Assets is presented as if we had disposed of the 1221 Coit Road Land and the Promoted Interest as of January 1, 2014. This Pro Forma Consolidated Statement of Changes in Net Assets should be read in conjunction with our historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2014. The Pro Forma Consolidated Statement of Changes in Net Assets is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2014, nor does it purport to represent our future operations.

	Year Ended December 31, 2014 as Reported (a)	Sale of Palomar (b)	Sale of 1221 Coit (c)	Sale of 5050 Quorum (d)	Pro Forma
Statement of Changes in Net Assets:
Net assets in liquidation at beginning of period	$16,214	$-	$(288)	$-	$15,926
Change in estimated costs in excess of estimated receipts during liquidation	58	(58)	34	-	34
Net decrease in fair value	(45,998)	-	282	145	(45,571)
Changes in other assets/liabilities	43,030	-	(29)	-	43,001
Change in net assets in liquidation	(2,910)	(58)	287	145	(2,536)
Net assets in liquidation at end of period	$13,304	$(58)	$(1)	$145	$13,390

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Behringer Harvard Short-Term Opportunity Liquidating Trust

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Net Assets

a.	As reported in our Annual Report on Form 10-K for the year ended December 31, 2014.

b.	Reflects our disposition of 1221 Coit Road Land. Amounts represent the necessary adjustments to remove 1221 Coit Road Land from real estate held for sale and the associated assets and liabilities to reflect the disposition. The proceeds received are reflected as an addition to cash and cash equivalents, as applicable.

c.	Reflects our disposition of the Promoted Interest. Amounts represent the necessary adjustments to remove the Promoted Interest from real estate held for sale and the associated assets and liabilities reflect the disposition. The net proceeds are reflected as an addition to cash and cash equivalents, as applicable.

d.	The unaudited pro forma consolidated statement of net assets as of December 31, 2014 is presented as if the dispositions of 1221 Coit Road Land and the Promoted Interest had occurred on December 31, 2014. The unaudited pro forma consolidated statement of changes in net assets for the year ended December 31, 2014 is presented as if the dispositions of a 198 room hotel and retail project located in Dallas, Texas (“Hotel Palomar”) on August 6, 2014, 1221 Coit Road Land and the Promoted Interest had occurred on January 1, 2014. As such, there is a difference in the net assets in liquidation as of December 31, 2014 between these two statements. The Trust reported the disposition of the Hotel Palomar on a Current Report on Form 8-K filed with the Commission on August 14, 2014.

Unaudited Pro Forma Consolidated Statement of Changes in Net Assets

a.	Reflects our historical operations for the year ended December 31, 2014.

b.	The adjustments reflect the elimination of the changes in net assets in liquidation attributable to Hotel Palomar, as if the disposition occurred on January 1, 2014.

c.	The adjustments reflect the elimination of the changes in net assets in liquidation attributable to 1221 Coit Road Land.

d.	The adjustments reflect the elimination of the changes in net assets in liquidation attributable to the Promoted Interest.

e.	The unaudited pro forma consolidated statement of net assets as of December 31, 2014 is presented as if the dispositions of 1221 Coit Road Land and the Promoted Interest had occurred on December 31, 2014. The unaudited pro forma consolidated statement of changes in net assets for the year ended December 31, 2014 is presented as if the dispositions of Hotel Palomar, 1221 Coit Road Land and the Promoted Interest had occurred on January 1, 2014. As such, there is a difference in the net assets in liquidation as of December 31, 2014 between these two statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Behringer Harvard SHORT-TERM OPPORTUNITY Liquidating Trust

By:	Behringer Harvard Advisors II LP
Managing Trustee of Behringer Harvard Short-Term Opportunity Liquidating Trust

Dated: December 21, 2015	By:	/s/ S. Jason Hall
S. Jason Hall, Treasurer
(Principal Accounting Officer)

EXHIBIT INDEX

10.1            Asset Purchase Agreement by and between Behringer Harvard Short-Term Opportunity Liquidating Trust and Behringer Harvard Advisors II LP dated December 16, 2015